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                                                                    EXHIBIT 21.1

                      ROSS SYSTEMS, INC. AND SUBSIDIARIES

                              LIST OF SUBSIDIARIES

           SUBSIDIARY                                             PLACE OF INCORPORATION
           -----------------------------------------------------  -----------------------------------------------------
       1.  Cardinal Data Corporation                              Massachusetts, USA
       2.  Ross Systems (U.K.) Ltd.                               United Kingdom
       3.  RossData Canada Limited                                Canada
       4.  Ross Computer Software B.V.                            The Netherlands
       5.  Ross Systems Nederland B.V.                            The Netherlands
       6.  Ross Systems France S.A.                               France
       7.  Ross Systems Europe N.V.                               Belgium
       8.  Pioneer Software, Inc.                                 California, USA
       9.  Ross Systems Deutschland GmbH                          Germany
      10.  Ross Systems Iberica                                   Spain